UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2025
ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices, and Zip Code)
(505) 881-7567
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2025, Paulo Almirante informed Array Technologies, Inc. (the “Company”) that he will not stand for re-election as a director of the Board of Directors of the Company (the “Board”) at the Company’s 2025 Annual Meeting of Stockholders expected to be held on or around May 20, 2025 (the “Annual Meeting”), and that his term as a member of the Board will end effective as of the Annual Meeting. Mr. Almirante’s decision is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: February 21, 2025	By:	/s/ Kevin G. Hostetler
	Name:	Kevin G. Hostetler
	Title:	Chief Executive Officer